Exhibit 99.3

CASCADE CORPORATION

ANNUAL MEETING OF SHAREHOLDERS

TRANSCRIPT

June 2, 2009

1.	Good Morning and Welcome.

2.	I now call the 2009 Cascade Annual Shareholders meeting to order.

3.	I’d like to open the meeting by introducing the company’s directors, officers, legal counsel and audit partner.

a.	First I’m Jim Osterman, Chairman of Cascade and Chairman and CEO of Blount International.

b.	All the Directors are here today. I’d like them to stand for a moment as I call their name…

Robert C. Warren, Jr. – President, Chief Executive Officer and Director.

Dr. Nick Lardy – Senior Fellow at the Institute for International Economics.

Duane McDougall – Chairman and Chief Executive Officer of Boise Cascade.

Peter Nickerson – Director of Growth-link Overseas Company.

Henry Wessinger – Vice President – Senior Portfolio Manager, UBS Financial Services.

Dr. Nancy Wilgenbusch – President Emerita of and advisor for Marylhurst University.

c.	Corporate officers and senior executives who are with us today…

Andy Anderson – Senior Vice President and Chief Operating Officer

Susan Wright – Vice President, Human Resources

Joe Pointer – Chief Financial Officer and Secretary

Kevin Kreiter – Vice President of Engineering and Marketing

Frank Altenhofen – Vice President of Asia Pacific

Pete Drake – Vice President of Americas

John Cushing – Corporate Treasurer

Jeff Nickoloff – Vice President of Corporate Manufacturing

Mike Kern – Vice President of Construction Attachment Division. Mike’s not here today.

d.	Our Legal Counsel…

Verne Newcomb – General Counsel Emeritus

Jack Schwartz – General Counsel and Assistant Secretary

e.	And the Partners representing PricewaterhouseCoopers…

Rob Helmholz

4.	At this time, I’d like to call on Joe Pointer, our Corporate Secretary, to certify that:

a.	Proof of Due Notice of the Annual Shareholders Meeting was given, and that a Quorum is present

5.	Mr. Chairman I’d like to certify that due notice has been provided under the bylaws and that a Quorum is present

6.	Thank you Joe.

7.	A list of Shareholders’ is available for inspection by shareholders at the back of the room following the meeting.

8.	The first item on the agenda is the election of Directors:

a.	I would like to call on John Cushing to present the names of director nominees as listed in the Proxy Proposal 1.

b.	Mr. Chairman, the nominees are Mr. Duane C. McDougall and Mr. James S. Osterman both for 3 year terms

9.	Are there any other nominations for director?

10.	In the absence of any other nominations, I am instructing the Secretary to record a favorable vote for all of the nominees listed in Proposal Number 1.

11.	John would you report on the final proposal, Proposal #2, the ratification of the appointment of PwC as Cascade’s independent registered public accounting firm.

12.	Mr. Chairman, 99% of the votes were cast in favor and 1% were opposed.

13.	Thank you John…I am instructing the Secretary to record a favorable vote for Proposal 2.

14.	I’d now like to call on Bob Warren to present the Chief Executive Officer’s Report.

15.	Good morning and thank you for attending.

16.	Fiscal 2009 was an interesting year to say the least. I am not going to spend a lot of time reviewing the financial results as that information is readily available in our filings and press releases. I do want to reflect somewhat on the chronology for the year and where we stand today as a Company.

17.	Through the first nine months of the year we were working hard and making progress to recover significant increases in material costs… we were anticipating a predicted moderate decline in global lift truck markets and continuing with our efforts to restructure our European operations. These challenges were overshadowed by the magnitude of the changes we faced in the fourth quarter predicted by the financial and banking crisis...which precipitated the biggest decline and global economic environment that we’d seen in recorded history and a commensurate in the demand for lift trucks and our products.

18.	At that time we were predicting a 30% downturn in our business. Since then lift truck markets around the world have declined to levels we haven’t seen since the early 1980’s,

19.	After assessing the immediate impact of this decline, we began developing longer term plans once it was apparent this was not going to be a quick recovery. These plans have included significant staff reductions throughout the world, reduced work schedules at manufacturing locations, pay and hiring freezes, salary reductions for executives and stringent cost control measures. The steps we have taken have been very difficult, especially with regard to the depth of the personnel reductions.

20.	In developing our plans we are very cognizant of putting ourselves in a position to respond to market demand when it ultimately improves. Currently there is roughly 50% idle capacity in the market. As the global market leader a significant portion of that idle capacity is ours. So reducing our business capacity to current levels would leave us in a position where we would be unable to respond to a rising market.

21.	That being said we are taking very aggressive steps to rationalize our existing capacity and be able to respond to the eventual market upturn with a lower cost structure. One of these recent steps was the closure in March of our fork factory in France.

22.	We are still considering a number of other potential options throughout our global operations to better position ourselves. This will be an ongoing process throughout the current recession and as we assess the pace of any market recovery.

23.	Our other major point of focus during these times will be to maximize our free cash flow to paydown our outstanding debt. We finished the year with a strong balance sheet with significant working capital, primarily in accounts receivable and inventory. We have had an intense focus to reduce working capital early in fiscal 2010 and will continue throughout the year.

24.	In summary, I want to emphasize our objectives and focus over the length of the downturn will be very simple… we continue to adjust our cost structure without impairing our ability to respond to the market upturn, rationalize our global production capacity and optimize our free cash flow to reduce debt.

25.	I believe we can accomplish these objectives, and positioned ourselves to come out of this a much stronger market leader.

26.	In closing I wish to acknowledge and thank all of our employees whose hard work and efforts were vital to our success this past year and whose continued work through these trying times will make Cascade a stronger company in the future.

27.	I also wish to acknowledge and thank our customers, suppliers and distribution partners for their continuing support and loyalty. They too are a vital part of Cascade’s family and Cascade’s success.

28.	At this time I would like to open the discussion to any questions from the audience.

29.	Frank Magdlen: Bob, when you look at the global economy do you see any areas that maybe recovering earlier than your long term plan?

30.	Bob Warren: Frank’s question is are there any specific geographic area that seems to be recovering? Right now all markets are down at 50 or 60% of lift truck bookings in Europe, North America and Asia Pacific. The only market we’ve seen a turn is in China. Their stimulus program which is very aggressive seems to be having an affect that the other markets aren’t feeling yet. We do believe that we have seen the bottom of possibly of the lift truck bookings decline.

31.	Daniel Brandt – shareholder: Given the rather gloomy state of the world economy, how long do you anticipate you can continue to operate in a rather reduced profile without seriously eroding your employee base, research base, capital sources and so on?

32.	Bob Warren: Well, it’s a two part question. He’s asking how long we think this recession will take place and how long we can go before we seriously damage our ability to come back from it. Those are the vital questions your management is working on. Clearly as we look at our restructuring we are particularly interested in how we can maintain core knowledge in our employees because current levels particularly in NA, we would lose a sustainable level of knowledge within our facilities to really come back, so we can’t move to the real level of business. Some of our business globally is where can we cut back capacity and be able to secure that knowledge base and production base we need for particularly those markets where we have a significant market share. Though right now I believe, and I stated that in our fourth quarter call, that I believe this recession in the capital goods markets for lift trucks is some time into 2010,maybe third quarter. Nationally they say we’re going to be coming out of the recession possibly third and fourth quarter, but I think for capital goods I think it’s going to be much slower. As you can see, the precipitous decline in August all markets that we served dropped in their global lift truck bookings 60% and stayed down there. The OEM’s have been very slow to recognize how deep this recession was but they are all claiming that this level of business is predicted for the balance of this year. Although our restructuring is very based on what assets and knowledge we need protect in this downturn. That doesn’t answer what it looks like mid next year, but I can only hope that my earnings call is this easy…Frank?

33.	Frank Magdlen: You’ve always been straight with us Bob and you’ve always had some insights. So I think we’re all looking forward to you as a company deal.

34.	Bob Warren: I think you’ll see we’re being as aggressive as we feel prudent given the length of this recession.

35.	Thank you very much for attending.

Jim Osterman:

36.	Is there any other business to come before the meeting?

37.	If there is no other business, I’d like to thank you for your interest, participation and continued support.

38.	I now declare the meeting now stands adjourned.